SEC13F.LNS                   GAMCO INVESTORS, INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/01
                         RUN DATE: 08/06/01  8:45 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,540

FORM 13F INFORMATION TABLE VALUE TOTAL:   $19,812,817,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

28-1887		GABELLI FUNDS, LLC